INDEPENDENT AUDITORS' REPORT

  To the Board of Directors and Stockholders of CERBCO, Inc.

  We have audited the consolidated financial statements of CERBCO, Inc. and subsidiaries as of June 30, 1998 and 1997, and for each of the three years in the period ended June 30, 1998, and have issued our report thereon dated September 22, 1998; such financial statements and report are included in this Annual Report on Form 10-K. Our audits were conducted for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. The consolidating schedules as of, and for the year ended June 30,1998 are presented for the purpose of additional analysis of the basic consolidated financial statements rather than to present the financial position and results of operations of the individual companies, and are not a required part of the basic consolidated financial statements. These schedules are the responsibility of the Company's management. Such schedules have been subjected to the auditing procedures applied in our audits of the basic consolidated financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic consolidated financial statements taken as a whole.


  /s/ DELOITTE & TOUCHE LLP
  DELOITTE & TOUCHE LLP
  Washington, D.C.
  September 22, 1998

                                                             CERBCO, Inc.
                                     CONSOLIDATING SCHEDULE - STATEMENTS OF EARNINGS INFORMATION
                                                       YEAR ENDED JUNE 30, 1998

                                                    CERBCO, Inc.                           CERBCO, Inc.     Insituform East,
                                                    Consolidated         Eliminations     Unconsolidated      Incorporated

Sales                                             $      23,891,215     $              0   $             0     $   23,891,215
                                                  -----------------     ---------------- -----------------  -----------------

Costs and Expenses:
  Cost of sales                                         21,190,803                    0                 0         21,190,803
  Selling, general and administrative expenses           5,307,431                    0           708,479          4,598,952
                                                  -----------------     ---------------- -----------------  -----------------
    Total Costs and Expenses                            26,498,234                    0           708,479         25,789,755
                                                  -----------------     ---------------- -----------------  -----------------

Operating Loss                                          (2,607,019)                   0          (708,479)        (1,898,540)
Investment Income                                        1,037,186  (A)         (16,778)          982,765             71,199
Interest Expense                                           (60,489) (A)          16,778               (64)           (77,203)
Other Income - net                                         731,256                    0           398,021            333,235
                                                  -----------------     ---------------- -----------------  -----------------
Earnings (Loss) Before Non-Owned Interests
    and Income Taxes                                      (899,066)                   0           672,243         (1,571,309)

Non-Owned Interest in Pretax Loss of
    Midsouth Partners                                   (1,026,402)                   0                 0         (1,026,402)
                                                  -----------------     ---------------- -----------------  -----------------

Earnings (Loss) Before Non-Owned Interests in
    Insituform East and Income Taxes                       127,336                    0           672,243           (544,907)

Provision (Credit) for Income Taxes                         (8,000)                   0           205,000           (213,000)
                                                  -----------------     ---------------- -----------------  -----------------

Earnings (Loss) Before Non-Owned Interests in
    Insituform East                                        135,336                    0           467,243           (331,907)

Non-Owned Interests in Loss of Insituform East            (223,454)(B)         (223,454)                0                  0
                                                  -----------------     ---------------- -----------------  -----------------

                              NET EARNINGS (LOSS) $        358,790      $       223,454    $      467,243      $    (331,907)
                                                  =================     ================ =================  =================

                                                             CERBCO, Inc.
                                          CONSOLIDATING SCHEDULE - BALANCE SHEET INFORMATION
                                                            JUNE 30, 1998

                                                  CERBCO, Inc.                             CERBCO, Inc.   Insituform East,
                                                 Consolidated          Eliminations      Unconsolidated     Incorporated
                           ASSETS
Current Assets:
  Cash and cash equivalents                       $ 20,405,039         $           0      $   18,256,528     $   2,148,511
  Accounts receivable                                5,185,047                     0               5,025         5,180,022
  Inventories                                        1,381,861                     0                   0         1,381,861
  Prepaid and refundable taxes                         948,486                     0             276,921           671,565
  Prepaid expenses and other                           420,931                     0              19,272           401,659
                                                --------------        --------------  ------------------  ----------------
                          TOTAL CURRENT ASSETS      28,341,364                     0          18,557,746         9,783,618

Investment in subsidiaries                                   0   (C)      (7,461,778)          7,461,778                 0

Property, Plant and Equipment - net of
  accumulated depreciation                          11,196,448                     0              87,757        11,108,691

Other Assets:
  Excess of acquisition cost over value of net
    assets acquired - net                            2,320,640   (C)       2,320,640                   0                 0
  Cash surrender value of life insurance             1,230,255                     0           1,230,255                 0
  Deposits and other                                   122,479                     0              62,479            60,000
                                                --------------        --------------  ------------------  ----------------
                                  TOTAL ASSETS    $ 43,211,186          $ (5,141,138)     $   27,400,015     $  20,952,309
                                                ==============        ==============  ==================  ================

          LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Partners' loans to Midsouth Partners            $    250,000           $         0       $           0     $     250,000
  Accounts payable and accrued liabilities           4,052,503                     0           1,505,591         2,546,912
  Current portion of capital lease obligations          34,621                     0                   0            34,621
                                                --------------        --------------  ------------------  ----------------
                     TOTAL CURRENT LIABILITIES       4,337,124                     0           1,505,591         2,831,533

Long-Term Liabilities:
  Capital lease obligations                            104,829                     0                   0           104,829
  Deferred income taxes                                915,000                     0                   0           915,000
  Accrued SERP liability                               605,973                     0             605,973                 0
                                                --------------        --------------  ------------------  ----------------
                             TOTAL LIABILITIES       5,962,926                     0           2,111,564         3,851,362
                                                --------------        --------------  ------------------  ----------------

Non-Owned Interests:                                12,068,262            10,369,202                   0         1,699,060
                                                --------------        --------------  ------------------  ----------------

Stockholders' Equity:
  Common stock                                         118,697   (C)        (175,486)            118,697           175,486
  Class B stock                                         29,598   (C)         (11,904)             29,598            11,904
  Additional paid-in capital                         7,527,278   (C)      (4,000,424)          7,527,278         4,000,424
  Retained earnings                                 17,504,425 (C)(D)    (12,512,139)         17,612,878        12,403,686
  Treasury stock                                             0   (C)       1,189,613                   0        (1,189,613)
                                                --------------        --------------  ------------------  ----------------
                    TOTAL STOCKHOLDERS' EQUITY      25,179,998           (15,510,340)         25,288,451        15,401,887
                                                --------------        --------------  ------------------  ----------------

    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY    $ 43,211,186          $ (5,141,138)      $   27,400,015     $  20,952,309
                                                ==============        ==============  =================== =================

                                                             CERBCO, Inc.
                                                  CONSOLIDATING ELIMINATION ENTRIES
                                                            JUNE 30, 1998




                               (A)
Investment income                                                       $16,778
  Interest expense                                                                      $16,778
To eliminate interest expense paid by Insituform East to
  CERBCO in 1998.

                               (B)
Non-owned interests                                                    $223,454
  Non-owned interests in loss of subsidiary                                            $223,454
To record non-owned interests in loss of Insituform East in 1998.

                               (C)
Common stock                                                           $175,486
Class B stock                                                            11,904
Additional paid-in capital                                            4,000,424
Retained earnings                                                    12,735,593
Excess of acquisition cost over value of net assets acquired          2,320,640
  Treasury stock                                                                     $1,189,613
  Non-owned interests                                                                10,592,656
  Investment in subsidiary                                                            7,461,778
To eliminate investment in Insituform East at June 30, 1998.

                               (D)
Current year earnings adjustments                                      $223,454
  Retained earnings                                                                    $223,454
To close out impact of eliminating entries on statement of
  earnings for 1998.